On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Trustees of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into certain Funds of the Trust.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code. The following is a summary of shares outstanding and net assets immediately before and after the reorganization:


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                                   Before                                                      After Reorganization
                               Reorganization
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                            Strong Target Funds                         Acquiring Fund*
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
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Fund                           Strong Florida      Strong Tax-Free     Wells Fargo Advantage  Wells Fargo Advantage
                             Money Market Fund    Money Market Fund      National Tax-Free      National Tax-Free
                                                                         Money Market Fund      Money Market Fund
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Shares:
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Class A                                   -                   -               737,549,078                737,549,078
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Administrator Class                       -                   -                         -                985,703,543
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Institutional Class                       -                   -             1,199,764,926              1,199,764,926
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Investor Class                   30,786,610         954,893,645                         -                          -
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Class S                                   -                   -             1,202,555,668              1,202,555,668
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Net Asset:
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Class A                                   -                   -              $737,558,524               $737,558,524
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Administrator Class                       -                   -                         -               $985,703,543
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Institutional Class                       -                   -            $1,199,677,280             $1,199,677,280
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Investor Class                  $30,786,713        $954,916,830                         -                          -
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Class S                                   -                   -            $1,202,699,898             $1,202,699,898
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Unrealized appreciation                   -                   -                         -                          -
(deprecation)
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Accumulated net realized                  -           ($31,969)                         -                  ($31,969)
losses
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* Designates the accounting survivor.
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